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                                                                    Exhibit 99.1





             FRANKLIN BANCORP DECLARES $0.08 QUARTERLY CASH DIVIDEND
                                 ON COMMON STOCK

Southfield, Michigan - May 1, 2003 - (NasdaqNM:FBCP) The Board of Directors of Franklin Bancorp, Inc., declared the payment of a cash dividend to common shareholders of $0.08 per share to be paid on May 27, 2003 to shareholders of record on May 13, 2003. At March 31, 2003 there were 3,681,904 common shares outstanding.

Franklin Bancorp serves as the holding company of Franklin Bank, National Association and is headquartered in Southfield, Michigan. Franklin Bank specializes in serving small and medium-size business customers and their owners throughout the metropolitan Detroit area. Franklin Bank's executive offices, Business Center and one regional branch are located in Southfield, with additional regional branches in Birmingham, Troy and Grosse Pointe Woods. Visit Franklin's website at http://www.franklinbank.com

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